                                                        Registration No. 333 -

                     --------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------

                                 FUEL-TECH N.V.
             (Exact name of registrant as specified in its charter)

           NETHERLANDS   ANTILLES                              N/A
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
             or organization)                                Number)

             Fuel-Tech N.V.                               Fuel Tech, Inc.
             (Registrant)                          (U.S. Operating Subsidiary)
            Castorweg 22-24                           300 Atlantic Street
               Curacao                                     Suite 703
         Netherlands Antilles                      Stamford Connecticut 06901
           (599) 9-461-3754                             (203) 425-9830
          (Address and telephone number of principal executive offices)

                    THE 1993 INCENTIVE PLAN OF FUEL-TECH N.V.
                              (Full title of plan)

                            Charles W. Grinnell, Esq.
                        1055 Washington Blvd. - 5th Floor
                               Stamford, CT 06901
                     (Name and address of agent for service)
                                 (203) 363-7105
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
 Title of Shares       Amount to        Proposed Maximum       Proposed Maximum          Amount of
to be Registered    be Registered (1)   Offering Price Per    Aggregate Offering     Registration Fee
                                            Share(2)               Price(2)
 Common Stock
par value, $0.01       1,600,000            $2.054                $3,285,984              $867.50
-----------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Based upon the following shares and exercise prices, 135,185 shares at $1.75; 60,000 shares at $1.531; 10,500 shares at $1.375; 25,000 shares at
     $1.563; 32,000 shares at $2.06; 366,500 shares at $2.125; 44,500 shares at
     $1.47; 80,000 shares at $2.125; 6,000 shares at $3.03; 20,000 shares at
     $2.593; 328,000 shares at $2.063 and, estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, 492,315 shares at $2.188, being the average of the high and low prices as reported on The Nasdaq Stock Market, Inc. on May 1, 2000.

         This Registration Statement is filed pursuant to instruction E to Form S-8 to register additional Common Stock issuable under Registrant's 1993 Incentive Plan, as amended.

         Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-83068) and all post effective amendments thereto.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Charles W. Grinnell, Esq, is furnishing an opinion required for this Registration Statement as to the legality of the securities to be issued under the Plan. Mr. Grinnell is an officer, director and employee of the Registrant and owns or has options to purchase 86,500 shares of Common Stock of the Registrant.

Item 8. Exhibits.

Exhibit No.     Description Of Exhibit
-----------     ----------------------

 4.1            Articles of Association, as amended through April
                27, 1998, filed as Exhibit to Registrant's Annual
                Report on Form 20-F for 1997. *

 4.2 The 1993 Incentive Plan of Fuel-Tech N.V., as amended through June 5, 1998, (the "Plan") and 1998 Form of Option Agreement, filed as Exhibit to the Registrant's Annual Report on Form 20-F for 1997. *

 5.0 Opinion of counsel as to the legality of obligations and securities offered under the Plan.

23.1            Consent of Ernst & Young LLP

23.2            Consent of counsel (included
                in Exhibit 5.0 hereto).

24.0            Powers of Attorney in favor of Douglas G. Bailey,
                Ralph E. Bailey, John A. de Havilland, Charles W. Grinnell, Jeremy D. Peter-Hoblyn, John R. Selby, Scott M. Schecter, Tarma Trust Management N.V. and James M. Valentine (included on signature pages).

* Incorporated herein by reference.

                                      -1-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on May 2, 2000.

  FUEL-TECH N.V.

  By  /s/ Ralph E. Bailey
      --------------------
      Ralph E. Bailey                Chairman and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Ralph E. Bailey and Charles W. Grinnell, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 2, 2000 in the capacities indicated.

           Signature                                            Title
/s/ Ralph E. Bailey                              Chairman, Chief Executive Officer
-----------------------------                and Director (Principal Executive Officer)
    Ralph E. Bailey

/s/ Scott M. Schecter                     Vice President, Treasurer and Chief Financial Officer
-----------------------------                    (Principal Financial and Accounting Officer)
    Scott M. Schecter

/s/ Douglas G. Bailey                                          Director
-----------------------------
    Douglas G. Bailey

/s/ John A. de Havilland                                       Director
-----------------------------
    John A. de Havilland

/s/ C. W. Grinnell                                Vice President, General Counsel,
-----------------------------                      Corporate Secretary and Director
    Charles W. Grinnell

/s/ J. D. Peter-Hoblyn                                         Director
-----------------------------
    Jeremy D. Peter-Hoblyn

/s/ John R. Selby                                              Director
-----------------------------
    John R. Selby

 Tarma Trust Management N.V.                                   Director

By: /s/ Robert J. Huyzen
-----------------------------
        Robert J. Huyzen
        Managing Director

/s/ James M. Valentine                                         Director
-----------------------------
    James M. Valentine

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